Exhibit 10.22

FIRST AMENDMENT TO MANAGEMENT AGREEMENT

THIS FIRST AMENDMENT TO MANAGEMENT AGREEMENT (this “FIRST AMENDMENT”) is made as of February 16, 2005 by and between HPT TRS IHG-1, INC., a Maryland corporation (“OWNER”), and INTERCONTINENTAL HOTELS GROUP RESOURCES, INC., a Delaware corporation (“MANAGER”).

WHEREAS, Owner and Manager entered into that certain Management Agreement, dated as of October 27, 2003 (the “MANAGEMENT AGREEMENT”); and

WHEREAS, Owner and Manager wish to amend the Management Agreement, subject to and upon the terms and conditions hereinafter provided;

NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, Owner and Manager, intending to be legally bound, hereby agree as follows:

1.               Capitalized terms used in this First Amendment and not otherwise defined herein shall have the meaning ascribed thereto in the Management Agreement.

2.               From and after the date hereof, Section 1.43 (“Guaranty”) of the Management Agreement is hereby deleted in its entirety and the following inserted in its place:

“GUARANTY” shall mean that certain Amended and Restated Consolidated Guaranty Agreement dated as of February 16, 2005 made by IHG for the benefit of, INTER ALIA, Owner, or, if applicable, the New Candlewood Guaranty (as defined in such Amended and Restated Consolidated Guaranty Agreement) as the same may be amended, supplemented or replaced from time to time excluding, however, the New Staybridge Guaranty (as defined in such Amended and Restated Consolidated Guaranty Agreement) as the same may be amended, supplemented or replaced from time to time.

3.               Section 17.2 (“Remedies for Manager Default”) of the Management Agreement is hereby amended by: (i) deleting the phrase “so long as Guarantor’s obligations under Section 3 thereof has not been terminated in accordance with the terms of the Guaranty” located in the last sentence thereof; and (ii) deleting the sixth (6th) sentence thereof in its entirety and inserting the following in its place:

Such liquidated damages shall be equal to the sum of (i) all accrued but unpaid amounts due to Owner hereunder up until the date of termination, plus (ii) the Outstanding Balance (as defined in the Guaranty), plus (iii) the outstanding balance of the Deposit.

4.               All references in the Management Agreement to the Management Agreement shall be deemed to be references thereto as amended hereby.

5.               As modified hereby, the Management Agreement is in full force and effect and is hereby ratified and confirmed.

6.               This First Amendment may be executed in one or more counterparts, all of which counterparts shall constitute but one and the same document.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this First Amendment effective as of the day and year first above written.

OWNER:

HPT TRS IHG-1, INC.

By:	/s/ John G. Murray
John G. Murray
Vice President

MANAGER:

INTERCONTINENTAL HOTELS
GROUP RESOURCES, INC.

By:	/s/ Robert J. Chitty
Robert J. Chitty
Vice President